UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 3, 2012

Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way

Scottsdale, AZ  85255

(480) 305-2052

(Address and telephone number of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Notes Amendment

On July 3, 2012, American Petro-Hunter Inc. (the “Company”) entered into a Third Amendment to Promissory Notes (the “Notes Amendment”) with an accredited investor (the “Holder”) to amend those certain Secured Convertible Promissory Notes issued by Holder to the Company, dated August 13, 2009, as amended (the “First Note”), and September 15, 2009, as amended (the “Second Note” and together with the First Note, the “Notes”).

The Notes Amendment terminates the security interest and royalty interest Holder had in certain assets of the Company. The Notes Amendment also revises the repayment terms of the Notes, such that all amounts owed under the Notes will be due and payable in two equal installments if the Company is successful in obtaining other debt financing, but in no event later than December 31, 2014, and the interest rate on the Notes will be reduced to ten percent (10%) upon the Company announcing the receipt of the first $1,000,000 in debt financing.

The Notes Amendment is attached to this report as Exhibit 10.1 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Lien Termination

On July 3, 2012, the Company and Maxum Overseas Fund, a foreign institutional investor (“Maxum”), agreed to enter into a Lien Termination Agreement (the “Lien Termination”), whereby Maxum agreed to terminate its security interest in certain assets of the Company in exchange for the grant by the Company of certain antidilution protections with respect to the shares issued upon conversion of Maxum’s promissory notes (the “Maxum Conversion Shares”). The antidilution protections provide that in the event the Company issues warrants to a third party with an exercise price less than the conversion price of the Maxum Conversion Shares, then Maxum will be issued additional shares of common stock in accordance with a specific formula outlined in the Lien Termination agreement.

The Lien Termination is attached to this report as Exhibit 10.2 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Royalty Termination

On July 3, 2012, the Company and Centennial Petroleum Partners, LLC (“CPP”), agreed to enter into a Royalty Termination Agreement (the “Royalty Termination”), whereby CPP agreed to terminate its royalty interest in certain assets of the Company in exchange for the grant by the Company of certain antidilution protections with respect to the shares issued upon conversion of CPP’s promissory note (the “CPP Conversion Shares”). The antidilution protections provide that in the event the Company issues warrants to a third party with an exercise price less than the conversion price of the CPP Conversion Shares, then CPP will be issued additional shares of common stock in accordance with a specific formula outlined in the Royalty Termination agreement.

The Royalty Termination is attached to this report as Exhibit 10.3 and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Debt Financing

On July 3, 2012, the Company entered into a Purchase Agreement with ASYM Energy Opportunities LLC (“ASYM”), pursuant to which ASYM agreed to provide up to $10,000,000 in debt financing to the Company (the “Purchase Agreement”), the first $1,000,000 tranche of which was funded with respect to $300,000 on the July 6, 2012. The remaining $700,000 of the initial $1,000,000 tranche will be funded only upon the satisfaction of certain conditions, including completion of due diligence by ASYM, satisfaction by the Company of certain financial tests, and the availability of funds of ASYM. Additionally, subject to such conditions and certain others, the Company shall be entitled to draw the remaining $9,000,000 in financing in tranches of $1,000,000. In connection with the financing, ASYM will receive a $100,000 one time administrative fee, due upon the closing of the second $1,000,000 in financing.

Pursuant to the Purchase Agreement, ASYM is to receive a first priority security interest in all of the Company’s right, title and interest in and to all properties and assets of the Company pursuant to the terms of a First Lien Security Agreement and the Mortgage, Deed of Trust, Assignment of Production, Security Agreement, Fixture Filing and Financing Statement (the “Mortgage”). In connection with the grant of the security interest, the Company entered into a Deposit Account Control (Default) Agreement with ASYM to perfect ASYM’s security interest in certain bank accounts maintained by the Company.

Each senior secured promissory note (the “Note”) evidencing each tranche of financing will bear interest at the rate of fifteen percent (15%) per annum and mature on June 30, 2015, at an amount equal to 110% of the principal amount. Additionally, each Note is subject to early repayment in the event the Company does not meet certain financial covenants.

In connection with each tranche of funding, the Company will issue ASYM a warrant equal to 83% of the tranche amount, divided by the warrant exercise price per share (the “Exercise Price”). The Exercise Price shall be equal to the lesser of (i) $0.20, (ii) eighty five percent (85%) of the volume weighted average price per share of the Company’s common stock for the fifteen days preceding the issuance of any tranche, or (iii) the trailing ninety (90) net average daily oil production multiplied by $40,000, the product of which is reduced by the Company’s total debt and any obligations or liabilities (the “Net Asset Value”), thereafter divided by the Company’s fully diluted number of common shares outstanding. In no case, however, shall the Net Asset Value be less than $500,000. The warrants will have a term of five years from the date of issuance. The shares of stock issuable upon exercise of the warrants are entitled to demand registration rights.

In connection with the Purchase Agreement, the Company is engaging ASYM Management LLC ("ASYM Management") as a consultant with respect to management, financial, strategic and operational issues, pursuant to the terms of a Management Services Agreement (the "Services Agreement"). The Services Agreement shall expire only upon the sale, liquidation or dissolution of the Company or termination by ASYM Management for convenience. Pursuant to the terms of the Services Agreement, ASYM Management will receive a management fee equal to $12,000 per month, plus two percent (2%) of any amounts undrawn by the Company pursuant to the Purchase Agreement. In addition, the Company will issue ASYM Management a warrant equal to 17% of the tranche amount divided by the Exercise Price of the warrant.

The Purchase Agreement, form of Warrant, form of Senior Secured Promissory Note, First Lien Security Agreement, Management Services Agreement, Mortgage and Deposit Account Control (Default) Agreement are attached to this report as Exhibits 10.4 through 10.10, respectively, and the terms and conditions are incorporated herein. The foregoing statements are not intended to be a complete description of all terms and conditions.

Section 2 - Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the ASYM Purchase Agreement contained in Item 1.01 above is incorporated by reference herein.

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

The information regarding the ASYM Purchase Agreement contained in Item 1.01 above is incorporated by reference herein.

As more fully described in Section 1.01 above, in connection with the Purchase Agreement, on July 6, 2012, the Company issued a warrant to ASYM for the purchase of such number of shares as is equal to eighty percent (80%) of the $300,000 in initial funding, divided by the Exercise Price (the “Warrant”).

The Warrant was issued in reliance upon Rule 506 of Regulation D of the Securities Act, and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 8 - Other Events

Item 8.01	Other Events.

On July 9, 2012, the Company issued a press release announcing the transactions contemplated by the Purchase Agreement. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Notes Amendment
10.2	Lien Termination
10.3	Royalty Termination
10.4	Purchase Agreement
10.5	Form of Warrant
10.6	Form of Senior Secured Promissory Note
10.7	First Lien Security Agreement
10.8	Management Services Agreement
10.9	Mortgage
10.10	Deposit Account Control (Default) Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: July 9, 2012	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer